Ohr Pharmaceutical, Inc. 8-K

Exhibit 10.24

OHR PHARMACEUTICAL, INC.
UNIT SUBSCRIPTION AGREEMENT
COMMON STOCK AND WARRANTS

UNIT SUBSCRIPTION AGREEMENT (the “Agreement”) dated as of December __, 2011 between Ohr Pharmaceutical, Inc., a Delaware corporation (the “Company”), and the persons who execute this agreement as investors (each an “Investor” and, collectively, the “Investors”).

WITNESSETH:

WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase, an aggregate of up to 2,500,000 shares of Common Stock (as defined below) of the Company (the “Shares”), in Units (as defined below) with 5-year warrants, in substantially the form attached hereto as Exhibit 1 (the “Class J Warrants”), exercisable to purchase an aggregate of up to 1,250,000 shares, respectively, of Common Stock of the Company (the “Warrant Shares”) at $0.65 per share (the “Warrants”), all for an aggregate price of $1,500,000;

WHEREAS, the following terms appearing herein shall have the following meanings:

“Actions” has the meaning set forth in Section 2.12.

“Adjustment Period” means the one year period commencing on the first Closing hereunder; provided the Adjustment Period shall end sooner in the event (i) the Company receives $1,000,000 or more in proceeds for the sale of Common Stock at a price equal or greater to the Benchmark Price and (ii) the Market Price exceeds $1.10 (the “Second Benchmark”) for ten (10) consecutive trading days.

“Agreement” has the meaning set forth in the preamble.

“Blue Sky Laws” has the meaning set forth in Section 2.8(b).

“Capitalization Table” has the meaning set forth in Section 2.2(a).

“Certificate of Incorporation” means the Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware.

“Closing” and “Closing Date” have the meanings set forth in Section 1.2.

“Closing Certificate has the meaning set forth in Section 1.2(d).

“Common Stock” shall mean stock of the Company of any class (however designated) whether now or hereafter authorized, which generally has the right to participate in the voting and in the distribution of earnings and assets of the Company without limit as to amount or percentage, including the Company’s Common Stock $0.0001 par value per share.

“Company” has the meaning set forth in the preamble and includes any corporation that shall succeed to or assume, directly or indirectly, the obligations of the Company hereunder.

“Contemplated Transactions” has the meaning set forth in Section 2.1(b).

“Convertible Securities” means (i) options to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities.

“corporation” means any corporation, association, joint stock company, business trust, limited liability company or other similar organization.

“Employee” has the meaning set forth in Section 2.14(c).

“Event” has the meaning set forth in Section 2.13.

“Exercise Price” shall mean $0.65 per share.

“Excluded Stock” shall mean (i) all shares of Common Stock issued or issuable to employees, directors or consultants pursuant to any equity compensation plan that is in effect on the date of Closing, (ii) all shares of Common Stock issued or issuable to employees or directors pursuant to any equity compensation plan approved by the stockholders of the Company after the date of Closing, (iii) all shares of Common Stock issued or issuable to employees, directors or consultants as bona fide compensation for business services rendered, not compensation for fundraising activities, (iv) all shares of Common Stock issued or issuable to bona fide leasing companies, strategic partners, or major lenders, (v) all shares of Common Stock issued or issuable as the purchase price in a bona fide acquisition or merger (including reasonable fees paid in connection therewith) or (vi) all Warrant Shares, Ratchet Shares (if any) and shares issued upon conversion or exercise of other Convertible Securities outstanding on the date hereof.

“Financial Statements” has the meaning set forth in Section 2.10.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, municipality, or district; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“Investors” has the meaning set forth in the preamble.

“Knowledge” or “Knowledgeable” shall mean the actual knowledge of the Company’s Chief Executive Officer and Chief Financial Officer.

“Legal Requirement” has the meaning set forth in Section 2.19.

“Market Price” at any date shall be deemed to be (i) if the principal trading market for such securities is a Nasdaq market or another exchange, the high reported sale prices per share of Common Stock for each trading day, (ii) if the principal market for the Common Stock is the over-the-counter market, the average of the high reported sale prices per share on such trading day as set forth by such market, (iii) if there is no high reported sale prices per share on such trading days for the Common Stock on such over-the-counter market, the average of the mean of the bid and asking prices per share on such trading day as set forth in the National Quotation Bureau sheet listing such securities for such days, or (iv) if there is no reported high bid and asked prices, as the case may be, reported on any of the five trading days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

“Material Adverse Change” shall mean a material adverse change in the business, financial condition, results of operation, properties or operations of the Company taken as a whole.

“Material Adverse Effect” shall mean a material adverse effect on the operations, assets, liabilities, financial condition or business of the Company.

“Material Agreement” shall mean any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected.

“Ordinary Course of Business” has the meaning set forth in Section 2.13.

“Own” shall mean own beneficially, as that term is defined in the rules and regulations of the SEC.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity, any university or similar institution, or any government or any agency or instrumentality or political subdivision thereof.

“Proprietary Assets” has the meaning set forth in Section 2.14(a).

“SEC” shall mean the Securities and Exchange Commission.

“Securities” shall mean the Shares and the Warrants.

“Securities Act” has the meaning set forth in Section 2.5.

“Shares” has the meaning set forth in the preamble.

“Taxes” shall mean all Federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax.

“Transaction Documents” shall mean this Agreement and the Warrants.

“Transfer Agent” has the meaning set forth in Section 1.2(b).

“Underlying Shares” shall mean the shares of Common Stock issued from time to time upon exercise of the Warrants.

“Unit” shall mean (i) one hundred (100) Shares, and (ii) fifty (50) Class J Warrants.

“Unit Price” shall mean $60.00 per Unit.

“Warrants” shall mean the Class J Common Stock Purchase Warrants of the Company.

“Warrant Shares” has the meaning set forth in the preamble, and includes any shares of Common Stock issuable from time to time upon exercise of the Warrants.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

1.           Purchase and Sale of Stock.

1.1.          Sale and Issuance of Securities.           (a) The Company shall sell to the Investors and the Investors shall purchase from the Company, up to 25,000 Units at a price per Unit equal to the Unit Price.

(b)           The purchase price of the Units to be purchased by the Investor from the Company is set forth on the signature page hereto, subject to acceptance, in whole or in part, by the Company.

(c)           In the event the Company sells Common Stock or Convertible Securities, other than Excluded Stock, during the Adjustment Period at a price per share (the “Lower Price”) less than $0.60 (the “Benchmark Price”) (determined, in the case of Convertible Securities, by dividing (x) the total consideration received or receivable by the Company in consideration of the sale or issuance of Convertible Securities, plus the total consideration payable to the Company upon exercise or conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such Convertible Securities), the Company shall issue to each Investor without additional payment by the Investor (the “Ratchet Issuance”) a number of shares of Common Stock (the “Ratchet Shares”) determined in accordance with the following formula:

RS =	PP	– SP
LP

where:

RS equals the number of Ratchet Shares to be issued to the Holder
SP equals the number of Shares purchased by such Investor at the Closing
LP equals the Lower Price (but not less than $0.50)
PP equals the aggregate amount paid by such Investor for Units at the Closing;

provided that Ratchet Shares may be issued only once on the first such sale at a Lower Price.

(d)           The Benchmark Price and Second Benchmark shall be equitably adjusted in the event the Company effects a stock split, stock dividend, merger or similar reorganization, substantially in the way the Exercise Price may be adjusted pursuant to Sections 5 and 6 of the Warrants.

1.2.          Closing. The closing (the “Closing”) of the purchase and sale of the Securities hereunder shall take place no later than 15 days following date first set forth above, or such other date as agreed to by the Company (the “Closing Date”). No minimum subscription for the Units offered is required for Closing, and there may be more than one Closing (but no later than 30 days after the first Closing). Each Closing shall take place at the offices of Hahn & Hessen LLP, counsel for the Company, in New York, New York, or at such other location determined by the Company, subject to fulfillment of the conditions of closing set forth in the Agreement. At the Closing:

(a)           each Investor purchasing Securities at the Closing shall deliver to the Company or its designees by wire transfer or such other method of payment as the Company shall approve, an amount equal to the purchase price of the Securities purchased by such Investor hereunder, as set forth opposite such Investor’s name on the signature pages hereof; and

(b)           the Company shall authorize its transfer agent (the “Transfer Agent”) to arrange delivery to each Investor of one or more stock certificates registered in the name of the Investor, or in such nominee name(s) as designated by the Investor in writing, representing the number of Shares equal to 100 multiplied by the number of Units purchased by the Investor; and

(c)           the Company shall issue and deliver to each Investor the number of Class J Warrants equal to the number of Shares as determined under Section 1.2(b) multiplied by 0.5.

1.3.          Investors’ Conditions of Closing. The obligation of the Investors to complete the purchase of the Securities at the Closing is subject to fulfillment of the following conditions:

(a)           the representation and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (to the extent such representations and warranties speak as of a later date) as of such later date as though made on and as of the Closing Date, and the Company shall have performed in all material respects all covenants and other obligations required to be performed by it under this Agreement at or prior to the Closing Date;

(b)           the absence of a Material Adverse Change from the date of this Agreement up to, and including, the Closing Date;

(c)           the Company shall have executed and delivered all other documents reasonably requested by counsel for the Investors that are necessary to complete the Contemplated Transactions;

1.4.          Waiver of Conditions of Closing by Investors. Any of the conditions to the obligation of the Investors to complete the purchase of the Securities at the Closing that are set forth in Section 1.3 hereof may be waived by the Investors upon the written consent of Investors subscribing for at least fifty-one percent (51%) of the aggregate total Shares being sold pursuant to this Agreement.

1.5.          Company’s Conditions of Closing. The obligation of the Company to complete the sale of the Securities at the Closing is subject to fulfillment of the following condition, which may be waived by the Company:

(a)           the representation and warranties of the Investors set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (to the extent such representations and warranties speak as of a later date) as of such later date as though made on and as of the Closing Date.

2.           Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, each of the Investors as follows:

2.1.          Corporate Organization; Authority; Due Authorization.

(a)           The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own or lease its properties as and in the places where such business is conducted and to carry on its business as conducted and (iii) is duly qualified as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify, individually or in the aggregate, would have a Material Adverse Effect.

(b)           As of the date of this Agreement and as of the Closing, the Company (i) has the requisite corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (ii) has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby (the “Contemplated Transactions”). Each of this Agreement and the other Transaction Documents is a valid and binding obligation of the Company, enforceable in accordance with its terms except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity) and except as set forth in Section 2.4.

2.2.          Capitalization.

(a)           The authorized capital stock of the Company prior to Closing consists of (i) 180,000,000 shares of Common Stock, $.0001 par value per share, of which 39,702,580 shares of Common Stock are outstanding, and (ii) 15,000,000 shares of preferred stock, $.0001 par value per share, of which 5,583,336 shares are outstanding (the “Preferred Stock”). Immediately after the Closing, assuming sale of all the Units, the capitalization of the Company shall be as set forth on Exhibit 2 (the “Capitalization Table”). The Capitalization Table sets forth the (1) number of shares of Common Stock, Preferred Stock and Convertible Securities outstanding on the date hereof, the number of shares of Common Stock issuable thereunder and the exercise or conversion price thereof, as the case may be, and (2) number of shares of Common Stock, Preferred Stock and Convertible Securities, the number of shares of common stock issuable thereunder and the exercise or conversion price thereof, as the case may be, outstanding immediately after the Closing assuming the sale of all the Units offered.

(b)           Except as contemplated by this Agreement or as set forth in the Capitalization Table, there are (i) no outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements obligating the Company to purchase or otherwise acquire or issue any shares of capital stock of the Company (or shares reserved for such purpose), (ii) no preemptive rights or contracts to which the Company is a party or rights of first refusal with respect to the issuance of additional shares of capital stock of the Company, including without limitation the Shares and the Underlying Shares, and (iii) no commitments or understandings (oral or written) of the Company to issue any shares of Common Stock or Convertible Securities. None of the shares of Common Stock are subject to any stockholders’ agreement, voting trust agreement or similar arrangement or understanding to which the Company is a party. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

2.3.          Validity of Shares. As of the date of this Agreement and as of the Closing, the issuance of the Shares and the Warrants has been duly authorized by all necessary corporate action on the part of the Company; and, when issued to, delivered to, and paid for by the Investors in accordance with this Agreement, the Shares will be validly issued, fully paid and non-assessable.

2.4.          Shares; Warrant Shares; Ratchet Shares. The issuance of the Shares has been duly authorized. The Warrant Shares issuable upon exercise of the Warrants will be duly reserved for issuance upon such exercise and, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable. The Ratchet Shares, when issued in accordance with Section 1.1 above, will be validly issued, fully paid and non-assessable.

2.5.          Private Offering. Neither the Company nor anyone acting on its behalf has within the last 12 months issued, sold or offered any security of the Company (including, without limitation, any Common Stock of warrants or similar tenor to the Warrants) to any Person under circumstances that would cause the issuance and sale of the Securities or any other Contemplated Transaction to be subject to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Except as contemplated by the Transaction Documents, neither the Company nor anyone acting on its behalf will offer the Securities or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Securities subject to the registration requirements of Section 5 of the Securities Act.

2.6.          Brokers and Finders. The Company has not retained any investment banker, broker or finder in connection with the Contemplated Transactions.

2.7.          Subsidiaries. The Company has no subsidiaries and does not otherwise directly or indirectly control any other business entity. The Company does not Own directly or indirectly any interest or investment (whether equity or debt) in any corporation.

2.8.          No Conflict; Required Filings and Consents.

(a)           As of the date of this Agreement and as of the Closing, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company do not, and the consummation by the Company of the Contemplated Transactions will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any Material Agreement; except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of any of the Contemplated Transactions in any material respect or otherwise prevent the Company from performing its obligations under this Agreement or any of the other Transaction Documents in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect.

(b)           Assuming the accuracy of the representations and warranties of the Investors set forth in Section 3 herein, the execution and delivery of this Agreement and the other Transaction Documents by the Company do not, and the performance of this Agreement and the other Transaction Documents and the consummation by the Company of the Contemplated Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body or violate any state securities or “blue sky” laws (“Blue Sky Laws”).

2.9.          Compliance. The Company is not in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to it or by which any property or asset of the Company is bound or affected (“Legal Requirement”) or (ii) any Material Agreement, in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not received any written notice or communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement. The Company has obtained all licenses, permits, and other authorizations and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, where the failure to obtain any such item or to take any such action would have, individually or in the aggregate, a Material Adverse Effect. None of the Company, or to the Knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company has used any corporate funds for unlawful contributions, payments, gifts or entertainment or for the payment of other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental or regulatory officials or others.

2.10.        SEC Documents; Financial Statements.

(a)           The information contained in the following documents, did not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended (the following documents, collectively, the “SEC Documents”), provided that the representation in this sentence shall not apply to any misstatement or omission in any SEC Document filed prior to the date of this Agreement which was superseded by a subsequent SEC Document filed prior to the date of this Agreement:

(i)           the Company’s Annual Report on Form 10-K for the year ended September 30, 2010, filed on January 13, 2011;

(ii)           the Company’s Quarterly Report on Form 10-Q for the quarter ended on June 30, 2011, filed on August 15, 2011; and

(iii)           the Company’s Current Reports on Form 8-K, filed on November 2, July 18, June 24 and January 13, 2011.

(b)           The Company has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 2007, including without limitation the SEC Documents. As of their respective dates, the SEC Documents filed prior to the date hereof complied as to form in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c)           The Company’s Annual Report on Form 10-K for the year ended September 30, 2010, includes consolidated balance sheets as of September 30, 2009 and 2010 and consolidated statements of income for the one year periods then ended (collectively, the “Form 10-K Financial Statements”).

(d)           The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, includes consolidated balance sheets as of June 30, 2011 and September 30, 2010 and consolidated statements of income for the quarters ended June 30, 2011 and 2010 (the “Form 10-Q Financial Statements” and together with the Form 10-K Financial Statements, the “Financial Statements”).

2.11.        Financial Statements. Each of the Financial Statements fairly presents, in all material respects, the financial position of the Company, or the results of operations, retained earnings or cash flows, as the case may be, of the Company as of the referenced date or for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and that the unaudited statements may not contain all footnotes required by generally accepted accounting principles. The Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), including for Taxes, that would be required to be reflected on, or reserved against in, Financial Statements, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the Financial Statements; and (ii) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect. There has been no Material Adverse Change since the date of the Financial Statements. Other than the indebtedness as set forth in the Financial Statements, the Company has no indebtedness as of the date hereof.

2.12.        Litigation. There are no claims, actions, suits, investigations, inquiries or proceedings (“Actions”) pending against the Company or, to the Knowledge of the Company, threatened against the Company, or any officer, director, employee or agent thereof in his or her capacity as such, at law or in equity, or before or by any court, tribunal, arbitrator, mediator or any federal or state commission, board, bureau, agency or instrumentality that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the Company’s Knowledge, there is no factual or legal basis for any such Action. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Company currently pending or which the Company intends to initiate.

2.13.        Absence of Certain Changes. Except as specifically contemplated by this Agreement or the SEC Documents, since June 30, 2011, there has not been with respect to the Company (i) to the Company’s Knowledge, any event, occurrence, fact, condition, change, development or effect (“Event”) that would reasonably be expected to have a Material Adverse Effect; (ii) any declaration, payment or setting aside for payment of any dividend or other distribution or any redemption, purchase or other acquisition of any shares of capital stock or securities of the Company; (iii) any return of any capital or other distribution of assets to stockholders of the Company; (iv) any acquisition (by merger, consolidation, acquisition of stock or assets or otherwise) of any person or business; (v) incurrence of any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $100,000 in the aggregate (other than indebtedness or liabilities incurred in the ordinary course of business, consistent with past practices and reasonable business operations of the Company (the “Ordinary Course of Business”)); (vi) any loans or advances to any person, other than ordinary advances for travel and other expenses in the Ordinary Course of Business; (vii) sale, exchange or other disposition of any material assets or rights other than the sale of inventory in the Ordinary Course of Business; (viii) any transactions, other than in the Ordinary Course of Business, with any of its officers, directors, principal shareholders or employees or any person affiliated with any of such persons; (ix) any other action or agreement or undertaking by the Company that, if taken or done on or after the date hereof would reasonably be expected to have a Material Adverse Effect; or (x) any material change in its accounting principles, practices or methods.

2.14.        Proprietary Assets.

(a)           For purposes of this Agreement, “Proprietary Assets” shall mean any: (i) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset relating to the foregoing; or (ii) right to use or exploit any of the foregoing.

(b)           The Company, as a whole, has good, valid and marketable title to, or has a valid right to use, all of the Proprietary Assets used in the Company’s Business free and clear of all liens and other encumbrances to the Knowledge of the Company; and are not obligated to make any payment to any person for the use of any Proprietary Asset. The Company has not developed jointly with any other person any Proprietary Asset with respect to which such other person has any rights. The Company has no Knowledge that any other person has any right, title or interest in any of the Proprietary Assets of the Company. The Company has taken reasonable and customary measures and precautions to protect and maintain the confidentiality and secrecy of all Proprietary Assets of the Company (except Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Proprietary Assets of the Company. Each employee, officer, consultant and contractor (not including contractors without access to confidential information of the Company) of the Company (each, an “Employee”) has entered into and executed an agreement providing for (i) the assignment to the Company of personal rights or claims to Proprietary Assets for which such Employee’s personal rights or claims arose out of the scope of his/her employment or retainer by the Company and (ii) the nondisclosure of confidential information acquired by the Employee with respect to the Proprietary Assets of the Company or an employment or consulting agreement containing substantially similar terms. The Company has not disclosed or delivered to any person, or permitted the disclosure or delivery to any person of, (i) the source code, or any portion or aspect of the source code, of any Proprietary Asset of the Company, (ii) the object code, or any portion or aspect of the object code, of any Proprietary Asset of the Company or (iii) any patent applications (except as required by law).

(c)           To the Knowledge of the Company, (i) none of the Proprietary Assets of the Company necessary for the conduct of their businesses infringes or conflicts with any Proprietary Asset owned or used by any other Person, (ii) the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other person, and (iii) no other person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other person infringes or conflicts with, any Proprietary Asset of the Company.

(d)           There has not been any claim by any customer or other person alleging that any Proprietary Asset of the Company (including each version thereof that has ever been licensed or otherwise made available by the Company to any person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the Knowledge of the Company, there is no basis for any such claim.

(e)           The Company has no Knowledge of any Proprietary Asset owned or used by any other person (except for any Proprietary Asset that is licensed to the Company under any third party license or would otherwise be commercially available) necessary to enable the Company to conduct its businesses in the manner in which such businesses have been and are being conducted or are expected to be conducted. The Company (i) has not licensed, or agreed to license, any of its Proprietary Assets to any person on an exclusive, semi-exclusive or royalty-free basis, and (ii) has not entered into any covenant not to compete or contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any person. Without limitation on the foregoing, to the Company’s Knowledge, no officer or director, either as an individual or through an affiliate, has any claim to own or any other rights to use any of the Proprietary Assets.

2.15.        No Adverse Actions. There is no existing, pending or, to the Knowledge of the Company, threatened termination, cancellation, limitation, modification or change in the business relationship of the Company, with any supplier, customer or other Person except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

2.16.        Corporate Documents. All corporate documents (as amended to date and prior to the Closing Date), including the Certificate of Incorporation, By-Laws and minutes of meetings and consents of the Board of Directors and shareholders of the Company, which have been requested and previously provided to the Investors are true, correct and complete and contain all amendments thereto.

2.17.        Disclosure. No representation or warranty of the Company herein contains (as of the date of this Agreement) or will contain (as of the Closing Date), as appropriate, any untrue statement of a material fact or omits (as of the date of this Agreement) or will omit (as of the Closing Date), as appropriate, to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.           Representations and Warranties of the Investors. Each Investor represents and warrants to the Company as follows:

3.1.          Authorization. Each Investor (i) has full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (ii) if applicable, has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and to consummate the Contemplated Transactions. This Agreement is a valid and binding obligation of Investor enforceable in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

3.2.          Brokers and Finders. Such Investor has not retained any investment banker, broker or finder in connection with the Contemplated Transactions.

3.3.          Securities Laws Representations and Covenants of Investors.

(a)           This Agreement is made with each Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Securities to be received by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that such Investor would constitute an “underwriter” under the Securities Act. The Investor has not granted any right to any other person to acquire the Securities purchased by such Investor or the Underlying Shares except as permitted by the Securities Act and Blue Sky Laws. Notwithstanding the foregoing, this representation and warranty shall not limit the Investor’s right to sell the Shares, Warrant Shares or the Underlying Shares pursuant to this Agreement, or in compliance with an exemption from registration under the Securities Act.

(b)           Each Investor understands and acknowledges that the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act or qualified under any Blue Sky Laws on the grounds that the offering and sale of the Securities are exempt from registration and qualification, respectively, under the Securities Act and the Blue Sky Laws, and that the Company’s reliance upon such exemption is predicated upon such Investor’s representations set forth in this Agreement.

(c)           Each Investor covenants that, unless the Securities, the Underlying Shares, the Ratchet Shares (if any) or any other shares of capital stock of the Company received in respect of the foregoing have been registered pursuant to the Securities Act, such Investor will not dispose of such securities unless and until such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company and its counsel to the effect that (i) such disposition will not require registration under the Securities Act and (ii) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken; provided, however, that an Investor may dispose of such securities without providing the opinion referred to above if the Company has been provided with adequate assurance, reasonably satisfactory to the Company and its counsel, that such disposition is made in compliance with Rule 144 under the Securities Act (or any similar or analogous rule) and any applicable state, local or foreign law.

(d)           In connection with the investment representations made herein, each Investor represents that (i) such Investor is able to fend for itself in the Contemplated Transactions; (ii) such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Investor’s prospective investment in the Securities; (iii) such Investor has the ability to bear the economic risks of such Investor’s prospective investment and can afford the complete loss of such investment; (iv) such Investor has read the SEC Documents, including without limitation the Risk Factors set forth therein; (v) such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities; and (vi) such Investor has had access to officers of the Company and an opportunity to ask questions of and receive answers from such officers and has had all questions that have been asked by such Investor satisfactorily answered by the Company.

(e)           Each Investor further represents by execution of this Agreement that such Investor qualifies as an “accredited investor” as such term is defined under Rule 501 promulgated under the Securities Act. Any Investor that is a corporation, a partnership, a trust or other business entity further represents by execution of this Agreement that it has not been organized for the purpose of purchasing the Securities.

(f)           By acceptance hereof, each Investor agrees that the Securities, the Underlying Shares and any shares of capital stock of the Company received in respect of the foregoing held by it may not be sold by such Investor without registration under the Securities Act or an exemption therefrom, and therefore such Investor may be required to hold such securities for an indeterminate period.

3.4.          Legends. All certificates for the Shares, the Warrants, the Underlying Shares and each certificate representing any shares of capital stock of the Company received in respect of the foregoing, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise and each certificate for any such securities issued to subsequent transferees of any such certificate (unless otherwise permitted herein) shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.”

In addition, such certificates shall bear any legend that, in the opinion of the Company’s counsel, is required under the other Transaction Documents or pursuant to any state, local or foreign law governing the Securities and the Underlying Shares.

3.5.          Acknowledgment of Reliance. The Investor hereby agrees and acknowledges that the Company has been induced to enter into this Agreement and to issue and sell the Securities hereunder, in part, based upon the representations, warranties and covenants of the Investor contained herein.

4.           Additional Covenants of the Company.

4.1.          Expenses. The Company agrees to pay on the Closing Date and save the Investors harmless against liability for the payment of (i) any stamp or similar taxes (including interest and penalties, if any) that may be determined to be payable in respect of the execution and delivery of this Agreement or the other Transaction Documents, the issue and sale of the Securities and the Underlying Shares (and Ratchet Shares, if any), (ii) the expense of preparing and issuing the Securities and the Underlying Shares (and Ratchet Shares, if any), (iii) the cost of delivering the Securities and the Underlying Shares (and Ratchet Shares, if any) of each Investor to such Investor’s home office, insured to such Investor’s satisfaction, and (iv) the costs and expenses incurred in the preparation of all certificates and letters on behalf of the Company and of the Company’s performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with.

4.2.          Form D. As soon as is practicable following the Closing, the Company shall prepare and file with the SEC a Form D concerning the sale of the Securities. Thereafter, the Company shall furnish such information statements to the stockholders of the Company in accordance with the appropriate SEC rules and regulations and shall take all such other actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the conversion of all Warrants from time to time outstanding.

4.3.          Piggy-Back Registrations. If at any time while the Securities are outstanding there is not an effective registration statement covering all of the Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Investor a written notice of such determination and, if within 15 days after the date of such notice, any Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Securities such Investor requests to be registered; provided, however, that, the Company shall not be required to register any Securities pursuant to this Section 4.3 that are eligible for resale pursuant to Rule 144 or that are the subject of a then effective registration statement ; provided further that, if the managing underwriter of an offering to be made pursuant to such registration statement shall advise the Company that, in such underwriter’s opinion, the number of shares of Common Stock requested to be included in such Registration exceeds the number that can be sold in such offering within a price range acceptable to the Company, the Company may reduce the amount of Securities requested for inclusion by such Investor on an equitable basis, taking into account any priorities in agreements with other holders. The Investor acknowledges that the Company may permit other holders of Company securities, whether pursuant to an agreement (which may provide for priorities on inclusion in such registration) or otherwise, to include shares of Common Stock or other securities of the Company in such registration.

5.           Miscellaneous.

5.1.          Entire Agreement; Successors and Assigns. This Agreement (including all schedules and exhibits thereto) constitutes the entire contract between the parties relative to the subject matter hereof and thereof. Any previous agreement among the parties with respect to the sale of Securities is superseded by this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. Except as expressly provided herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.2.          Survival of Representations and Warranties. All representations and warranties of the parties set forth in this Agreement and the Closing Certificate shall survive the execution and delivery of this Agreement and the Closing hereunder and shall continue in full force and effect for twelve (12) months after the Closing.

5.3.          Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflicts of law. Each party hereby irrevocably consents and submits to the jurisdiction of any New York State or United States Federal Court sitting in the State of New York, County of New York, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at its address specified on the signature page hereof. Each party waives any objection to venue in New York and any objection to an action or proceeding in such state and county on the basis of forum non-conveniens. Each party waives any right to trial by jury.

5.4.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.5.          Headings. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

5.6.          Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery and if a fax number has been provided, upon delivery (with answerback confirmed), addressed to a party at its address and the fax number, if any, shown below or at such other address and fax number as such party may designate by three days advance notice to the other party.

Any notice to the Investors shall be sent to the addresses set forth on the signature pages hereof.

Any notice to the Company shall be sent to:

Ohr Pharmaceutical, Inc.
489 5th Avenue, 28th Floor
New York, NY 10017
Attention:	Sam Backenroth, Interim Chief Financial Officer
Telephone:	(212) 682-8452
Fax number:	(212) 644-0544

with a copy to:

Hahn & Hessen LLP
488 Madison Avenue
New York, New York 10022
Attention:	James Kardon
Fax Number:	(212) 478-7400

5.7.          Rights of Transferees. Any and all rights and obligations of Investors herein incident to the ownership of the Securities or the Underlying Shares shall pass successively to all subsequent transferees of such securities, provided that such transfers are made in accordance with the requirements and restrictions governing transfer of the Securities in the Transaction Documents, until extinguished pursuant to the terms hereof.

5.8.          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or any other provision of this Agreement.

5.9.          Conflicts. The Company and each Investor (i) acknowledge that Hahn & Hessen LLP, counsel to the Company in the transactions contemplated in this Agreement, has acted, and from time to time continues to act, as counsel to AIGH Investment Partners, LLC (“AIGH”), which may be an Investor, in connection with its investments in the Company and in unrelated matters, (ii) consent to the representation of the Company and such other representation of AIGH, or affiliates thereof, by Hahn & Hessen LLP, (iii) acknowledge that partners of Hahn & Hessen LLP own securities of the Company constituting less than 0.1% of outstanding stock of the Company, and (iv) waive any conflicts of interest claim which may arise from any or all of the foregoing

5.10.        Public Statements. Neither the Company nor any Investor shall make any public statement about the Contemplated Transactions without the prior written consent of the other party, unless that party determines in good faith, on the advice of legal counsel, that public disclosure is required by law, in which case that party shall consult with the other party prior to making a statement.

5.11.        Amendments and Waivers. Unless a particular provision or section of this Agreement requires otherwise explicitly in a particular instance, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and subscribers for or holders of fifty-one percent (51%) of the aggregate Securities. Any amendment or waiver effected in accordance with this Section 5.11 shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding (including the Underlying Shares), each future holder of all such Securities (including the Underlying Shares), and the Company.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

SIGNATURE PAGE
TO
OHR PHARMACEUTICAL, INC.
SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement this __ day of December, 2011.

Amount of Subscription:     $______________________

___________________________________
Print Name

___________________________________
Signature of Investor

___________________________________
Social Security Number or Tax ID

___________________________________
Address and Fax Number

___________________________________

ACCEPTED AND AGREED:

OHR PHARMACEUTICAL, INC.

By: ______________________________________
Name:
Title:

Dated: __________________________________

SCHEDULES AND EXHIBITS TO THE SUBSCRIPTION AGREEMENT

Exhibit 1:	Form of Class J Warrants
Exhibit 2:	Capitalization Table

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